                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement") is made on this date to be effective on the date stated at the end of this Agreement (the "Effective Date"), between American Net Claims, Inc., ("the Company") and Randall S. Lindner, ("the Employee").

I.    TERM:

            1. Company hereby employs the Employee to render full time services to the Company at the direction of its officers for an "Initial Term" of thirty-six (36) months, commencing on the Effective Date and ending thirty-six (36) months from the Effective Date.

            2. Unless otherwise terminated in accordance with the other provisions of this Agreement, this Agreement shall automatically renew annually after the Initial Term of this Agreement, unless a thirty (30) day advance written notice to the contrary is served by either party. Such notice shall be delivered at least thirty days in advance of the anniversary date of this Agreement.

II.   DUTIES:

            1. The Employee hereby accepts employment by the Company as a Vice President of Technology for the term and upon the conditions set forth in this Agreement, and shall during the term of this Agreement:

                  a. Perform his duties to the best of his ability, and in an efficient, faithful and businesslike manner, and carry out the policies and directives of the Company.

                  b. Devote his full time and attention to the performance of such duties, and to the exclusion of any other active business involvement unless approved, in advance, by the President of the Company or any other authorized officer of the Company.

                  c. Not become involved in any matters which may adversely affect or reflect upon the Company.

                  d. Not become engaged, either directly or indirectly, in any manner whatsoever or in any capacity, whether as principal, agent, partner, officer, director, employee, advisor, consultant, or otherwise, in


EMPLOYMENT AGREEMENT                                                      PAGE-1
                        any business or activity in competition with the business of the Company, or which may adversely effect the Company.

                  e. Refrain from disclosing to anyone outside the Company, except as required in the normal course of business, Company Proprietary Information which includes, but is not limited to, the following: customer lists, trade secrets, vendor lists, Company financial statements and information, market plans, product drawings, products designs, product specifications, processes, techniques, inventions, research projects, Company strategies and other information concerning the Company obtained while in the employ of the Company not generally known to the public or to persons involved in the same business as the Company.

III.  BASE COMPENSATION:

            1. The Employee shall receive annual compensation agreed upon by both parties during the term of this Agreement. This pay may be adjusted upward from time to time based on performance of the Employee, at the Company's sole discretion. The Employee shall initially receive annual compensation of ONE HUNDRED THOUSAND AND NO/l00 DOLLARS ($100,000.00) payable in at least semi-monthly installments during the term of this Agreement.

            2. Notwithstanding the foregoing, in the event that the Employee is terminated without cause or under numbered paragraph VIII(1)(g) hereof, the Employee shall receive the following severance compensation in consideration of the termination of the Employee:

                  a. THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) in the event that such termination occurs during the first one year after the Effective Date of this Agreement;

                  b. TWENTY-FIVE THOUSAND AND NO/l00 DOLLARS ($25,000.00) in the event that such termination occurs during the second year after the Effective Date of this Agreement;

                  c. TWENTY THOUSAND AND NO/l00 DOLLARS ($20,000.00) in the event that such termination occurs during the third year after the Effective Date of this Agreement; and

                  d. After the end of the third year from the Effective Date of this Agreement, the Employee shall be entitled to no severance


EMPLOYMENT AGREEMENT                                                     PAGE-2
                        compensation in the event that the Employee is terminated without cause or under numbered paragraph VIII(1)(g) hereof.

            3. Except for accrued salary for which the Employee has not been paid, all compensation to the Employee shall cease upon the Employee's no longer being employed by the Company, unless otherwise agreed to, in writing. This specifically is meant to include the agreement that the Employee's right to all "Bonuses" (defined as any type of additional compensation for the services of the Employee, whether in the form of stock, cash or any other benefit or compensation to or for the benefit of the Employee), if any, shall terminate upon the employee's no longer being employed by the Company, unless specifically provided otherwise by an employee benefit plan adopted generally by the Company for its employees (and then, only to the extent the Employee is included by qualification or general reference in such plan), or as otherwise agreed by a subsequent writing signed by the duly authorized representative of the Company. Unless the Employee shall have been employed by the Company on the last day of the period for which Bonuses, if any, under this Agreement relate, no Bonuses shall be due or owing to the Employee, unless otherwise specifically agreed by a subsequent writing signed by the duly authorized representative of the Company. The Employee shall be entitled to Bonuses based on the schedule defined in
                  Schedule I and Exhibit A attached hereto and made a part hereof.

IV.   COMPETITION:

            1. In the event the Employee resigns from the Company or his employment is terminated for any reason set forth in Subparagraph a. through e. of numbered Paragraph VIII(1) hereof the Employee agrees that for a period of one (1) year after the Employee's date of departure from the Company he will not, in any manner whatsoever or in any capacity, whether as principal, agent, partner, officer, director, employee, advisor, consultant or otherwise, for profit or not, sell products or services that meet the same specifications or are substantially similar to the products sold by the Company to the same customers, then existing, of the Company, regardless of where those customers are located. To be deemed to be a "same customer, then existing, of the Company", the customer in question must have done business with the Company sometime within the one (1) year prior to the Employee's date of departure from the Company. In the event that the Employee is terminated from employment for either reason set forth in Subparagraph f. or g. of numbered Paragraph VIII(1) hereof, the Employee agrees that the same restrictions against competition and same Market Area as stated above in this paragraph shall apply, but the time period prohibiting competition shall be shortened to six (6) months.


EMPLOYMENT AGREEMENT                                                     PAGE-3

            2. In the event the Employee becomes subject to any restriction against competition by reason of the immediately preceding paragraph, the Employee agrees that during the period of restricted competition, the Employee will not, directly or indirectly, for profit or not, do as follows:

                  a. Employ, or in any manner interfere with the employment of any of the then existing employees, agents or representatives of the Company.

                  b. Either directly or indirectly, induce, solicit, or influence, or attempt to induce, solicit, or influence, any client or customer of the Company to terminate or materially change its relationship with the Company.

                  c. Either directly or indirectly, request or advise any present or future merchandise resource, supply resource, or service resource of the Company to withdraw, curtail, or cancel the furnishing or sales of merchandise, supplies, or services to the Company.

                  d. Either directly or indirectly, induce, solicit, or influence, or attempt to induce, solicit, or influence, any employee, representative or agent of the Company (including sales persons or sales representatives whether or not they are independent contractors) to terminate their employment or to terminate their relationship with the Company.

            3. In the event a court holds that any of the above restrictions are invalid or unenforceable, the parties hereby request that the intent of such provisions be carried out by judicial modification to make such restrictions reasonable and within the law. The parties hereby request the trier(s) of fact in any proceeding in which they are involved, to amend or delete provisions of this Agreement in accordance with the spirit and underlying intent of this Agreement as is deemed necessary by such trier(s) of fact in order to make this Agreement comply with law. Any such deletion or amendment shall apply only where the Court rendering the same has jurisdiction. The Employee hereby specifically acknowledges and agrees that the time period restricting competition as provided for in this Agreement shall be tolled during the time period of any breach of this Agreement by the Employee.

            4. The Employee acknowledges that a breach of the restrictions against engaging in a competitive activity contained in this Section will cause


EMPLOYMENT AGREEMENT                                                    PAGE-4
                  irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Employee and the Company agree that if the Employee breaches the restrictions against engaging in a competitive activity contained in this Section, then the Company shall be entitled to injunctive relief, without posting bond or other security.

            5. CONSIDERATION FOR COVENANT NOT TO COMPETE AGREEMENT: The Employee hereby acknowledges and agrees that but for the Employee's agreements concerning not competing with the Company as contained in numbered paragraph IV of this Agreement, the Company never would have hired the Employee, or in the event that the Employee had already been employed by the Company, that the Company never would have continued the employment of the Employee. Therefore, the Employee hereby acknowledges and agrees that there is separate and distinct, good and valuable consideration given with respect to such agreement not to compete with the Company. Further, as additional consideration for the agreements of the Employee concerning not competing with the Company, the Employee acknowledges and agrees that five per cent (5%) of the Employee's salary (or hourly wage as the case may be) is paid to the Employee as further consideration for the agreements of the Employee concerning not competing with the Company [in the event that this Agreement is executed by an existing Employee of the Company, such Employee acknowledges and agrees that concurrently with the execution of this agreement, such Employee has received an increase in pay equal to five per cent (5%) of the Employee's salary (or hourly wage as the case may be) and that such increase is and shall be paid to such Employee as further consideration for the agreements of the Employee concerning not competing with the Company].

V.    COMPANY PROPRIETARY INFORMATION:

            1. Company Proprietary Information includes, but is not limited to, the following: information relating to any formula, pattern, device or compilation of information, source codes, techniques, pricing, forms, procedures, processes, mailing lists, customer lists and/or data bases, sales methods, models, drawings, memoranda and other material or records of proprietary nature, technical data, records and policy matters relating to research, finance, accounting, sales, promotion, schematics, personnel, management and operations, price lists, customer service requirements, costs to providing services, names of suppliers and customers, arrangements entered into with suppliers and customers, including, but not limited to, marketing strategies, and trade secrets of the Company and in


EMPLOYMENT AGREEMENT                                                     PAGE-5
                  general, any process or device for continuous use in the operation of the business of the Company obtained while in the employ of the Company not generally known to the public or to persons involved in the same business as the Company, meaning specifically to include any of the foregoing items, information, data, compilations or lists developed in whole or in part by the Employee.

            2. The Employee agrees that any Company Proprietary Information is and shall be and remain the sole and exclusive property of the Company, regardless of whether or not the Employee had any hand in the development or origination of the Company Proprietary Information. This Agreement shall constitute the Employee's assignment to the Company of any and all right, title and interest in and to Company Proprietary Information the Employee had any hand in the development or origination of on behalf of the Company or on Company time. The Employee agrees that in the performance of his duties he has received and will continue to receive both written and oral Company Proprietary Information.

            3. The Employee agrees that the use of Company Proprietary Information is strictly limited to that which is necessary in the Company's business and within the scope of his employment. Except as required in the conduct of the Company's business and within the scope of his employment, the Employee agrees to maintain secret all Company Proprietary Information and agrees not to disclose such Company Proprietary Information to any other person, firm or corporation either during or after his employment with the Company. The Employee further agrees not to use any Company Proprietary Information for his own benefit or the benefit of any other person, firm or corporation, in any manner whatsoever or in any capacity, whether as principal, agent, partner, officers, director, employee, advisor, consultant or otherwise, either during or after his employment with the Company, for profit or not.

            4. The Employee agrees that all Company Proprietary Information in his possession from time to time (original and all copies thereof) shall be and remain the Company's sole property, that the Employee will not claim any ownership interest in any part of the Company Proprietary Information and agrees to use all reasonable precautions to insure that such Company Proprietary Information shall be properly protected and kept from unauthorized persons.

            5. The Employee agrees that in the event of termination of his employment for any reason, or at any time upon request, he shall deliver promptly to the Company all Company Proprietary Information.


EMPLOYMENT AGREEMENT                                                     PAGE-6

VI.   EMPLOYEE BENEFITS:

            1. The Employee shall be entitled to a maximum allowance for actual expenses incurred in the relocation of the Employee to the Dallas, Texas area in the amount of TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($2,500.00).

            2. The Employee shall be entitled to participate in any health insurance, life insurance, or any other benefit or bonus programs which are or may be established by the Company at its sole discretion for its employees, subject to any plan qualification requirements, including but not limited to the Stock Option Plan (the "Plan") described in Schedule 1 attached hereto and incorporated herein by reference. Notwithstanding any Company Employee Manual terms or conditions to the contrary, the Employee shall be deemed to be entitled to two (2) weeks vested vacation time immediately upon the signing of this Agreement (normal policy is that only one week will vest after six months of employment). Additional vacation time will accrue monthly, totaling two (2) weeks per year of employment. The Company shall pay for the parking of the Employee at the offices of the Company in Dallas, Texas.

            3. Bonuses, if any, may be given from time to time, at the sole discretion of the Company, calculated by "in house" accountants of the Company. All bonus payments are in addition to compensation agreed to and are not subject to question or dispute.

            4. Unless otherwise specifically provided for in this Agreement, the Employee shall be deemed to have no vested rights or accrued rights in any employee benefit or bonus provided for hereunder, whether in the form of cash, equity compensation (if there is any such agreement), or other things of value, unless specifically stated herein to the contrary, or unless otherwise specifically agreed by a subsequent writing signed by the duly authorized representative of the Company.

VII.  ASSIGNMENT:

            1. This Agreement is personal in nature, and the Employee shall not assign or transfer any of his obligations under this Agreement. The Company shall not assign the or transfer any of the obligations of the Company under this Agreement.


EMPLOYMENT AGREEMENT                                                     PAGE-7

            2. Any attempt to assign the obligations under the terms and conditions of this Agreement shall be null and void and shall constitute a material breach of this Agreement.

VIII. GROUNDS FOR TERMINATION OF EMPLOYMENT:

            1. The following shall be deemed grounds for termination of the Employee, immediately, with or without any written notice:

                  a. Because of theft, misappropriation or embezzlement of Company property, property of any officer, shareholder, director or employee, or property of any customer of the Company or supplier of the Company.

                  b. Because of dishonesty in the performance of his duties for the Company or fraud against the Company, which fraud shall consist of making false representations known to be false (or concealing material facts) with the intent to deceive the Company, or its officers, directors or shareholders, for the purpose of obtaining for himself something of value to which he is not entitled under this Agreement, and which has the effect of damaging the Company, either financially, legally or in its relations with its suppliers or customers.

                  c. Conviction of a crime punishable as a felony, or imprisonment for any crime whether felony or misdemeanor, for a period of time in excess of five (5) days.

                  d. Failure to comply with any of the terms and conditions of this Agreement.

                  e. In the conduct of the business of the Company, violation of any state or federal law regarding discrimination against individuals by reason of their age, race, sex or religion, the sexual harassment of any individual, or the disability of any individual.

                  f. If the Employee cannot physically or mentally render satisfactory service to the Company, understanding that the Company will make all reasonable attempts to accommodate the Employee under the law.

                  g. Any other reason which in the sole reasonable judgement of the Company is in the best interests of the Company.


EMPLOYMENT AGREEMENT                                                     PAGE-8

IX.   MISCELLANEOUS:

                  SEVERABILITY AND SURVIVAL: Should any provision hereof be deemed illegal or unenforceable, the other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. The restrictions against competition and with respect to Company Proprietary Information contained in this Agreement shall survive the termination of this Agreement.

            2. NOTICE: Unless otherwise provided for to the contrary under this Agreement, any notice required or permitted to be given under this Agreement shall be in writing, shall be effective five (5) days after mailing and shall be sent by Certified Mail, return receipt requested, to the last known address of the party to whom such notice is addressed.

            3. COMPANY POLICIES. The Employee agrees to comply with any and all the Company's policies, regulations and procedures including but not limited to those which now or hereafter in effect or which may relate to the matters set forth in this Agreement. Periodically, at the request of the Company, the Employee also agrees to execute and/or respond fully, truthfully, accurately and completely to all customary employment documents or questionnaires as may be submitted to the Employee in connection therewith.

            4. CHOICE OF LAW: It is the intention of the parties that the laws of the State of Texas shall govern this Agreement, without regard to the rules relating to conflict of laws or choice of law.

            5. PARAGRAPH HEADINGS: Paragraph and other headings contained in this Agreement are for reference purposes only, and shall not affect, in any way, the meaning or interpretation of this Agreement.

            6. PARTIES IN INTEREST: This Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns (where permitted) of the parties hereto.

            7 CONFLICT: To the extent that this Agreement conflicts with any of the terms and conditions of any Company Employee Manual or similar document, the terms of this Agreement shall control.

            8. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements or


EMPLOYMENT AGREEMENT                                                     PAGE-9
                  understandings relating to the subject matter hereof between the parties other than those set forth herein or herein provided for. This Agreement cannot be changed, modified, or amended except in writing signed by the parties thereto.

            9. SETTLEMENT OF DISPUTES: The following agreements are made with respect to the settlement of disputes arising under the terms and conditions of this Agreement:

                  a. If a dispute arises out of or relates to this Agreement, including to mean any of its Exhibits, or the breach or default of this Agreement, the parties shall first, in good faith, attempt to negotiate a settlement of that dispute, breach or default.

                  b. If the dispute, breach or default cannot be settled through negotiation, the parties agree and shall proceed to binding arbitration through the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  c. Any provisional remedy (including injunctive relief) which a party to this Agreement may want to elect, shall be available notwithstanding the provisions relating to arbitration of disputes. Any party may seek such provisional remedy from the appropriate court of law pending arbitration, and such proceeding in which the provisional remedy was sought will then be stayed pending the final award of the arbitration.

                  d. The expenses of arbitration conducted pursuant to this paragraph shall be borne by the parties in such proportions as the arbitrator(s) shall decide.

             Executed to be effective on June 2, 1997.

THE COMPANY:

AMERICAN NET CLAIMS INC.


BY: [ILLEGIBLE]
Title: [ILLEGIBLE]


EMPLOYMENT AGREEMENT                                                    PAGE-10

THE EMPLOYEE:


/s/ Randall S. Lindner
---------------------------------
Randall S. Lindner


EMPLOYMENT AGREEMENT                                                    PAGE-11

                                   SCHEDULE 1

      On April 5, 1997, the Board of Directors of the Company and stockholders of the Company adopted the Plan. The Plan provides for the grant of options to purchase up to 750,000 shares of Common Stock to employees, officers, directors, and consultants of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company.

      The Plan will be administered by "disinterested members" of the Board of Directors (as defined by Rule 16b-3 under the Exchange Act), who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

      The exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

      No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of death or permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      Options under the Plan must be issued within ten years from the effective date of the Plan. The effective date of the Plan is April 5, 1997. Incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant. Incentive stock options


EMPLOYMENT AGREEMENT                                                    PAGE-12
issued to a 10% Stockholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

      Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

      To date, no options have been granted under the Plan.


EMPLOYMENT AGREEMENT                                                    PAGE-13

                                    EXHIBIT A

Bonus Plan for Randall Lindner

$10,000 Paid upon completion, testing and successful production of a claim format generator for use with CyberClaim.

$5,000 Paid upon completion of a browser interface implementation of CyberClaim for production mode utilizing Top Speed browser solution and eliminating the requirement for Citrix terminal emulation.

Bonus will be paid in the first two week pay period upon successful completion of the above objectives.


EMPLOYMENT AGREEMENT                                                    PAGE-14